CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Vizacom Inc. (the "Company") of our report, dated March 27, 2000, with respect to our audit of the financial statements of the Company and our report, dated March 20, 2000, with respect to our audit of the financial statements of Renaissance Computer Art Center, Inc., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Our report, dated March 27, 2000, with respect to our audit of the financial statements of the Company, which is based in part upon the report of other independent auditors, contains an explanatory paragraph regarding a Federal income tax matter described in Note 8 to the financial statements.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP

New York, New York
September 27, 2000